Exhibit 10.6

Execution Version

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of November 9, 2012 (the “Effective Date”) between Enviva Holdings, LP, a Delaware limited partnership (together with its successors and assigns, the “Service Provider”) and Enviva, LP, a Delaware limited partnership (together with its successors, “Enviva”).

WHEREAS, Enviva seeks the services of the Service Provider in providing, and the Service Provider desires to provide, certain management services relating to the affairs of Enviva and the subsidiaries of Enviva; and

WHEREAS, Enviva and the Service Provider wish to enter into this Agreement in order to govern the terms and conditions of the provision of such management services;

NOW, THEREFORE, in consideration of the services to be rendered by the Service Provider under this Agreement, and to evidence the obligations of Enviva to the Service Provider and the mutual covenants contained in this Agreement, Enviva and the Service Provider agree as follows:

1. Engagement. Enviva hereby retains the Service Provider, and the Service Provider hereby agrees, to provide Enviva and its subsidiaries with general administrative and management services and other similar services as more specifically set forth on Annex A hereto, as such Annex A may be amended and revised from time to time as mutually agreed between Enviva and the Service Provider (collectively, the “Services”) during the term of this Agreement. The Service Provider may contract with other persons or entities to provide any portion of the Services; provided that the Service Provider shall not be relieved of its obligations under this Agreement.

2. Term; Survival. This Agreement shall be effective as of the Effective Date and shall continue until the sixth anniversary of the Effective Date (the “Initial Term”). The provisions of Sections 7, 8, 10 and 11 shall survive the termination of this Agreement.

3. Annual Fee. Except as set forth in Section 5 of this Agreement, as compensation for the Service Provider’s provision of the Services, Enviva shall pay to the Service Provider an annual fee equal to $7,200,000 (as increased from time to time pursuant to the next sentence of this Section 3, the “Annual Fee”). On January 1st of each year, commencing January 1, 2014, the then-effective Annual Fee shall be multiplied by 102%. The Annual Fee shall be payable in equal quarterly installments (pro-rated for partial quarters) in advance on the Effective Date and on the first business day of each January, April, July and October thereafter by wire transfer in immediately available funds to the account of the Service Provider identified by the Service Provider to Enviva from time to time. Once paid, the Annual Fee shall not be refundable under any circumstances.

4. Reimbursement of Expenses. Except as set forth in Section 5 of this Agreement, in addition to the Annual Fee, Enviva shall reimburse the Service Provider for all direct or indirect costs and expenses incurred by, or chargeable to, the Service Provider in connection with the Services, including, without limitation: (x) the portion of the salary and benefits of employees engaged in providing the Services reasonably allocable to the provision of the

Services, (y) the charges and expenses of any third party retained by the Service Provider to provide any portion of the Services and (z) office rent and expenses and other overhead costs of the Service Provider incurred in connection with, or reasonably allocable to, providing the Services (collectively, “Reimbursable Expenses”). The Reimbursable Expenses shall be invoiced monthly and shall be payable within thirty (30) days after the date of such invoice. Notwithstanding the foregoing, the aggregate Reimbursable Expenses shall not exceed the Reimbursable Expenses Limit in any calendar year. For purposes of this Section 4, “Reimbursable Expenses Limit” means $3,000,000 in any calendar year (as increased from time to time pursuant to the next sentence of this Section 4). On January 1st of each year, commencing January 1, 2014, the then-effective Reimbursable Expenses Limit shall be multiplied by 102%.

5. 2012 Annual Fee and Reimbursable Expenses. Notwithstanding any other provision of this Agreement, the Annual Fee and Reimbursable Expenses earned or incurred, as applicable, for the period commencing on the Effective Date and ending on December 31, 2012, shall not exceed, in the aggregate, $2,200,000.

6. Construction Management Fee. In addition to the Annual Fee and the Reimbursable Expenses, as compensation for the Service Provider’s provision of certain construction management services, Enviva shall pay to the Service Provider an aggregate fee of $2,200,000 for the period commencing on the Effective Date and ending on December 31, 2013 (the “Construction Management Fee”). The Construction Management Fee shall be payable in equal quarterly installments (pro-rated for partial quarters) in advance on the Effective Date and on the first business day of January, April, July and October 2013 by wire transfer in immediately available funds to the account of the Service Provider identified by the Service Provider to Enviva from time to time. Once paid, the Construction Management Fee shall not be refundable under any circumstances.

7. Independent Contractor. The Service Provider shall for all purposes of this Agreement be an independent contractor, and not an agent or employee of Enviva. The Service Provider shall have no authority to act for, represent, bind or obligate Enviva pursuant to this Agreement. This Agreement shall not be construed for any purposes to create any joint venture or partnership among Enviva and the Service Provider.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9. Assignment. This Agreement and all provisions contained in this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder of either party hereto shall be assigned by either of the parties hereto without the prior written consent of the other party, except that Enviva may collaterally assign its rights, interests and obligations hereunder to any financing party (or its agent) providing debt financing to Enviva.

10. Indemnity; Limitation of Liability. Enviva shall indemnify and hold harmless the Service Provider and its employees, partners, affiliates, shareholders, directors and agents against all losses, actions, proceedings, claims, demands, costs, damages, expenses and liabilities whatsoever which may be brought against them due to this Agreement, and against and in respect of all costs and expenses (including legal costs and expenses on a full indemnity basis) they may suffer or incur due to defending or settling same; provided, however, that such indemnity shall exclude any or all losses, actions, proceedings, claims, demands, costs, damages, expenses and liabilities whatsoever which may be caused by or due to the fraud, gross negligence or willful misconduct of the Service Provider. Notwithstanding any provision of this Agreement to the contrary, in no event shall the liability of the Service Provider under this Agreement exceed the Annual Fee.

11. NO CONSEQUENTIAL DAMAGES. NEITHER THE SERVICE PROVIDER NOR ANY OF ITS EMPLOYEES, PARTNERS, AFFILIATES, SHAREHOLDERS, DIRECTORS OR AGENTS SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WITH RESPECT TO ANY TERM OR THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, FRAUD, MISREPRESENTATION AND OTHER TORTS.

12. Surrender of Books and Records. Upon termination of this Agreement, the Service Provider shall forthwith surrender to Enviva any and all books, records, documents and other property in the possession or control of the Service Provider relating to this Agreement and the Services.

13. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties to this Agreement with respect to its subject matter and supersedes any and all prior agreements with respect to such subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

14. Waivers. Either party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

15. Counterparts. This Agreement may be executed in one or more counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ENVIVA HOLDINGS, LP

By:	/s/ Stephen Reeves
Name:	Stephen Reeves
Title:	Executive Vice President and CFO

ENVIVA, LP

By:	/s/ Stephen Reeves
Name:	Stephen Reeves
Title:	Executive Vice President and CFO

SIGNATURE PAGE TO

MANAGEMENT SERVICES AGREEMENT

ANNEX A

SERVICES

Overall Corporate Governance

Finance, Treasury, Accounting and Auditing

Information Services

Human Resource Management, Benefits Design and Administration and Recruitment

Legal Services

Sales

Customer Relations

Sustainability Tracking and Management

Marketing

Shipping Management

Quality Control

Engineering

Construction Management

Direct and Indirect Procurement

Operations Management

Logistics